UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL HOLDING INTERNATIONAL
(Exact Name of Small Business Issuer in its Charter)

Nevada	5399	46-5282137
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

GLOBAL HOLDING INTERNATIONAL
4921 Birch Street Suite 110
Newport Beach California 92660
Phone:  (949) 988-0968
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Phone: (775) 883-0104
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Dennis Brovarone, Esq.
35 Pinyon Pine Road
Littleton, Colorado 80127
Voice:  (303) 466-4092      Email: dbrovarone@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	8,000,000	$0.001	$8,000.00		$1.08
				$
TOTAL	8,000,000	0.001	8,000.00		$1.08

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and May be changed. These securities May not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated ___________________

GLOBAL HOLDING INTERNATIONAL

(Primary Offering) 8,000,000 SHARES OF COMMON STOCK AT $0.001 PER SHARE

Prior to this registration, there has been no public trading market for the common stock of Global Holding International ("Global", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering in the (Primary Offering) up to 8,000,000 shares of common stock for sale by us to the public.

Primary Offering

We are offering for sale in the (Primary Offering) a minimum of 2,000,000 and a maximum of 8,000,000 shares of common stock at a price of $0.001 per share (the "Offering"). The Primary Offering is being conducted on a direct, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold.. Proceeds from the sale of the Primary Offering shares will be used to fund the initial stages of our business development. There have been no arrangements to place the Primary Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Primary Offering. When at least 2,000,000 shares of the Primary Offering are sold and the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However; since the funds will not be placed into an escrow account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Primary Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Primary Offering are going to be sold and that we will be able to raise any funds from this Offering.

Primary Offering Shares Offered by Company	Price to Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.001	Not applicable	$0.001
Minimum (2,000,000 shares)	$2,000	Not applicable	$2,000
Maximum (8,000,000 shares)	$8,000	Not applicable	$8,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Primary Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Until June 18, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We intend to apply to have our common stock quoted on the OTC Markets (“OTCQB”) OTC MARKETS (“OTCQB”) . There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA") to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holder.

The President of the company Bernard Sjauta is an “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements.

We do not consider our-self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consisting of Bernard Sjauta has never been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Global Holding International is a development stage company and has a limited history of development stage operations. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have been primarily involved in organizing the company, and we have not developed any revenues from our   development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  _____________, 2014

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
THE OFFERING	5
SUMMARY OF FINANCIAL INFORMATION	6
RISK FACTORS	8
(A) RISKS RELATED TO OUR BUSINESS	8
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIE	13
(C) RISKS RELATED TO THE INDUSTRY	16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	17
DILUTION	18
DETERMINATION OF OFFERING PRICE	19
SELLING SECURITY HOLDERS	19
PLAN OF DISTRIBUTION	19
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
DESCRIPTION OF BUSINESS	29
LEGAL PROCEEDINGS	36
MANAGEMENT	38
REMUNERATION OF DIRECTORS AND OFFICER	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	41
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	42
DESCRIPTION OF SECURITIES TO BE REGISTERED	43
INTEREST OF NAMED EXPERTS AND COUNSEL	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	44
AVAILABLE INFORMATION	44
REPORTS TO SECURITY HOLDER	44
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “GLOBAL” “Company,” “we,” “us” and “our” refer to Global Holding International.

Overview

We are an development stage company, as a for-profit company, and electing a fiscal year end of November 30.
We were incorporated in the State of Nevada on March 28, 2014, under the name of Global Holding International.
Global Holding International is a development stage company with a limited history of development stage operations. The company will sell one product a handheld water pitcher filter system called Hydra Pour.

GENERAL INTRODUCTION

Global Holding International is a marketing and sales company that intends to provide one (1) product to consumers.  A handheld water pitcher filtration system called Hydra Pour.

On March 29, 2014 Global acquired the exclusive rights to market and sell Velara Inc. handheld water pitcher filter system for 15 years worldwide. The contract allows Global to purchase finished handheld water pitcher filter systems from Velara that are then sold under the brand name Hydra Pour.  Velara has never sold their handheld water filtration pitcher system to any end users, distributors or sales agents. Velara Inc. does not manufacture the water filter system itself; instead it has it produced by an unaffiliated third party Magafresh Water Filter Limited which is located in Hong Kong.

The Hydra Pour a handheld water pitcher filter system will be sold to the customers, at a price of approximately $149.00.  Since our inception on March 28, 2014 we have incurred cumulative losses of $1,335 to November 30, 2014.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit and loss statement and has not yet sold any product the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $75,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $75,000 needed for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Sjauta has agreed to fund the Company through an oral agreement until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses.  Mr. Sjauta, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Sjauta to fund the Company until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses Mr. Sjauta has not agreed to fund any specific amount to the Company.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period from March 28, 2014 (inception) to November 30, 2014, stating that our net loss of  $1,335 Lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Sjauta, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

Since our inception on March 28, 2014 through November 30, 2014, we have incurred cumulative losses of $1,335

BUSINESS DEVELOPMENT

We were incorporated in the State of Nevada on March 28, 2014, under the name of Global Holding International.
We are an exploration stage company, as a for-profit company, and electing a fiscal year end of November 30.
Global Holding International is a development stage company with a limited history of development stage operations.

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales to home owners through Bernard Sjauta, and the Company will use its website to sell to the general public. Our direct sales will be conducted by Bernard Sjauta. He will market the product locally in the Southern , California area to home owners. His current marketing strategy consists of various Point of Sale materials, including posters and flyers developed by Mr. Sjauta in the past several months. The Company will utilize the second prong of its sales approach through the internet when funds become available to complete the website.

We intend to derive income from these sales and our goal is to establish brand recognition.

Mr. Bernard Sjauta is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the Company has one employee; Bernard Sjauta, however as it grows, it plans to employ additional employees as needed.

DESCRIPTION OF PROPERTY

Our corporate office is located at 4921 Birch Street Suite 110, Newport Beach, California 92660. Global Holding International occupies office space that is being provided to the Company on a sublease basis from Velara, for $1,200 over a 12 month period beginning November 1, 2014. The Office space consists of 120 square feet in a building containing 15 separate offices. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS OF THE COMPANY

Global Holding International also referred to as “Global” and the “Company”, was incorporated in the State of Nevada on March 28, 2014. Global is presently marketing for sale one product “Hydra Pour” (a handheld water pitcher filter system) in the Southern , California area.

Global is a development stage company with a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Sjauta is currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 9 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus. If any of the risks beginning on page 9 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

We have 10,000,000 shares of common stock issued and outstanding. Through this offering we will register up to 8,000,000 shares of common stock for sale by us to the public (Primary Offering). The Primary Offering shares represent additional common stock to be issued by us. We will endeavor to sell all 8,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.001 per share for the duration of the offering. We will receive all proceeds from the sale of the 8,000,000 common stock unless we are unable to sell the minimum of 2,000,000 shares.

Registrant
(Primary Offering)

Securities Being Offered for future sale. Primary Offering	A minimum of 2,000,000 and a maximum 8,000,000 of shares of common stock.

Offering price	$0.001

Offering period
This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Common stock outstanding before the offering	10,000,000 shares of common stock as of November 18, 2014.

Common stock outstanding after the offering (if all 8,000,000 shares are hold)	18,000,000 shares of common stock.

Terms of the Offering	Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $0.001per share.

Termination of the Offering
This Primary Offering will continue for the earlier of : (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days.

Use of proceeds, Net Proceeds from sale of up to 8,000,000 shares	The proceeds will be used for sales materials (flyers brochures), administration and General Expenses, Legal and Accounting and working capital. See USE of PROCEEDS for further information

Risk Factors

(1)	Based on 10,000,000 shares of common stock outstanding as of November 18, 2014

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from March 28, 2014 (Inception) through November 30, 2014. The financial statement data as of the period ended November 30, 2014 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this Prospectus, and the statements and related notes included in this Prospectus.

GLOBAL HOLDING INTERNATIONAL
(a development stage company)

March 28, 2014
(inception) to
November 30, 2014
Statement of Operations Data:	(Audited)
Revenues	$-
Operating expenses	$1,335
Net (loss)	$(1,335)
Per Share Data:
Net (loss)	$(1,335)
Number of shares outstanding	10,000,000
Basic and diluted loss per share	$(0.00)
Weighted average shares outstanding	10,000,000
Balance Sheet Data:
Cash	$8,800
Total current assets	$9,900
Total current liabilities	$1,235
Total stockholders equity (deficit)	$9,900

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c. The date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. The date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

* A requirement to have only two years of audited financial statements and only two years of related MD&A ;

* Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

* Reduced disclosure about the emerging growth company's executive compensation arrangements; and

* No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

The shares of our common stock being offered for resale in the Primary Offering and by the Selling Security Holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

 Our independent auditors noted in their report accompanying our financial statements for the period ended November 30, 2014 that we are a development stage company and has not commenced the planned operation, and incapable of generating sufficient cash flow which raises substantial doubt about our ability to continue as a going concern. As of November 30, 2014, we had a net loss of $ 1,335 and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At November 30, 2014, our cash on hand was $8,800, are total assets are $9,900 consisting of cash and prepaid rent. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. As of the date of this Prospectus, we have commenced business operations but have not yet generated any revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history from March 28, 2014 inception to November 30, 2014 of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

 Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

●	Our ability to attract customers who will buy our product.
•	Our ability to facilitate sales to new customers.
•	Attain customer loyalty in light of competition.
•	Maintain current strategic relationships and develop new strategic relationships.

•	Increase awareness of our brand name and develop an effective business plan.
•	Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan.
•	Maintain current strategic relationships and develop new strategic relationships.
•	Our ability to reduce operating costs.
•	Our ability to build and to update our website.

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to sell its one product a handheld water enrichment and filtration system called Hydra Pour to home owners and through online sales. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for outside financing, other than with Mr. Sjauta and this offering. We may not be able to find such financing if required.

Mr. Sjauta has agreed to fund the Company, through an oral agreement, until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses. Mr. Sjauta, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Sjauta to fund the Company until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses, Mr. Sjauta has not agreed to fund any specific amount to the Company.

Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE HAVE NO HOME OWNERS, INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE OUR ONE PRODUCT HYDRA POUR AT THIS TIME AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE HAVE HOME OWNERS, INDIVIDUALS OR BUSINESSES OFFERING TO PURCHASE HYDRA POUR, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have no home owners, individuals or businesses offering to purchase our one product Hydra Pour at this time. We have not identified any home owners, individuals or businesses offering to purchase Hydra Pour and we cannot guarantee we ever will have any home owners, individuals or businesses. Even if we obtain home owners, individuals and or businesses offering to purchase Hydra Pour, there is no guarantee that we will be able to generate enough sales to operate profitably. If we are not able to operate profitably we may have to suspend or cease operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

BECAUSE WE ARE A DEVELOPMENT COMPANY AND HAVE LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR PRODUCT TO POTENTIAL INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing of our one product. The sale of our product via direct marketing and our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our one product Hydra Pour.

 BECAUSE WE ARE A DEVELOPING COMPANY AND HAVE LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR PRODUCT TO POTENTIAL HOME OWNERS, INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing of our one product. The sale of our product via direct marketing and our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our one product Hydra Pour and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

No assurance can be given that Global will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Global to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. The proceeds from the sale of the securities offered in this registration statement will not cover the expected operations of the company for the next 12 months.   As such, this offering might negatively affect Global’s ability to raise needed funds through a secondary offering of Global’s securities in the future.

BECAUSE OF LACK OF CAPITAL OUR MARKETING ACTIVITIES WILL BE LIMITED.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our product. We intend to generate revenue through the sale of our one product. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. The Company’s financing requirements for next twelve month are the following.

•	$28,500 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,500 for software and hardware to develop an internet site,
•	$16,000 for program administration and working capital
•	In addition to the $75,000 needed for the operating plan, the Company will need approximately $10,000 for completing this registration.

Our future capital requirements depend on many factors, including the following:

•	the progress of our direct sales,
•	the progress of marketing to the end users,
•	The progress in getting our web site completed and operational.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms. The Company also does not have any agreement in place with any investment bankers or potential investors to provide the Company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have commenced business operations but have not generated any revenues. Our sole officer and director, Bernard Sjauta, will only be devoting limited time to our operations. Mr. Sjauta will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him . As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. At this time we do not have a trading symbol and the shares of Global Holding International are not traded on any market.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. BERNARD SJAUTA.

We have been heavily dependent upon the expertise and management of Mr. Bernard Sjauta, our Chief Executive Officer and President, and our future performance will depend upon her continued services. The loss of the services of Mr. Sjauta’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO BE LESS EFFECTIVE IN THE INDUSTRY.

The Company has developed a two prong marketing plan, of which one prong depends on our website and the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will be less effective in selling our one product Hydra Pour and you could lose your investment.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR PRODUCT, TECHNOLOGY AND MARKETING PLAN MAY BECOME OBSOLETE.

Due to the costs and management time required to introduce a new product and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new products using new technologies or the introduction of new industry standards and practices. Additionally, the supplier (Velara) we use to support our technology may not provide the level of service we expect or may not be able to properly have the Hydra Pour produced  on commercially reasonable terms or at all.

NONE OF GLOBAL’S TECHNOLOGY OR BUSINESS MODEL PARTICULARS ARE PROPRIETARY.

The hurdles to enter the sales and marketing sector of the handheld water  filtration business segment are low. The technology required to commence operations for any potential competitor are available from third party providers and the costs for the products and marketing material to support a product are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the handheld water filter industry and mid-level technology expertise.

GLOBAL WILL BE DEPENDENT ON ITS SUPPLIER  VELARA, FOR ITS ONE PRODUCT “HYDRA POUR”.

Velara will have the handheld water enrichment and filtration system manufactured by a non affiliated third party for Global.  Velara already produces a standalone water unit which they sell themselves.  Global does not intend to sell the standalone units at this time.  Global does not have a contract with Velara to sell its standalone unit. Velara will not sell or distribute the Hydra Pour to anyone else to sell.
The manufacturing of the “Hydra Pour,” the handheld water filter system, will be done for Velara by Megafresh Water Filter Limited located in Hong Kong.

Velara has not produced any Hydra Pours (the handheld water  enrichment and filtration systems) to date. Velara has  produced  test or prototype models of the handheld water filter system and supplied them to the company.  On March 29, 2014, Global Holding International entered into a formal contract with Velara to manufacture and supply its handheld water filter system. Velara is headquartered at 4921 Birch Street, Suite 110, Newport Beach, California 92660.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE LITTLE CAPITAL, WE WILL NOT PURCHASE ANY PRODUCT FROM THE MANUFACTURER UNTIL THE END CUSTOMER HAS PAID FOR THE PRODUCT. ORDERS WILL BE SHIPPED 30 TO 45 DAYS AFTER BEING ORDERED FROM THE MANUFACTURER.  AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we will not purchase any product from the manufacturer until the end customer has paid for the product. The manufacturing of the “Hydra Pour” handheld water filter system will be done in Hong Kong and shipped directly Velara Inc.   Velara Inc. will package and ship the Hydra Pour unit directly to the end user within 30 to 45 days. Because shipments of finished product may take to 30 to 45 days to be delivered to the end customer, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE.  WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New customers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

WE ARE HIGHLY RELIANT UPON THE MANUFACTURING CAPABILITIES OF VELARA TO MANUFACTURE  OUR PRODUCT.

Our Company is currently solely reliant on Velara to package and ship our product to the end user. Should Velara not have the Hydra Pour unit manufactured as intended, we may or may not be able to secure another company to manufacture our product which would result in a failure of our business.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Bernard Sjauta, our Chief Executive Officer and sole director, owns 100% of our capital stock with voting rights. Even if the entire offering is sold, Mr. Sjauta will continue to control a large amount of the company because he will hold 56% of the Company’s issued and outstanding common stock. In this case, Mr. Sjauta will be able to exercise his 56% control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

THE OFFERING PRICE OF THE (Primary Offering 8,000,000) COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.001 per share of common stock offered by us under to this Primary Offering Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 74,099,998 shares of capital stock consisting of 73,999,999 shares of common stock, par value $0.001 per share, and 99,999 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTC MARKETS (“OTCQB”) upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTC Markets (“OTCQB”) or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTC MARKETS (“OTCQB”)  or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTC MARKETS (“OTCQB”) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

The Primary Offering of 8,000,000 common shares being registered in this registration statement may be sold at a fixed price of $0.001 per share.

Shares of our company stock may never become tradable on the OTC MARKETS (“OTCQB”)  or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

(C) RISKS RELATED TO THE INDUSTRY

THE SALES AND MARKETING OF HANDHELD WATER  FILTRATION SYSTEMS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR ONE PRODUCT THE HYDRA POUR.

The sales and marketing of handheld water filter systems products is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the handheld water filter systems industry. There are many marketing companies that sell handheld water filter systems products that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Orange County, California area and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

DUE TO MARKET COMPETITION WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Hydra Pour will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The Company had working capital of $7,465, and an accumulated deficit of $ 1,335 at November 30, 2014.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

PRIMARY OFFERING

Assuming sale of all 8,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $8,000.  If only the minimum numbers of shares are sold 2,000,000, the net proceeds from the offering will be $2,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

	100% maximum	70%	25% minimum
Total Proceeds to the Company	$8,000	$5,600	$2,000

Sales material	$4,000	$4,000	$2,000
Internet site	$2,000	$1,00	$0
Administration and General Expense	$1,000	$600	$0
Legal and Accounting	$0	$0	$0
Working Capital	$3,000	$0	$0

Total Use of Net Proceeds	$8,000	$5,600	$2,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

 As of November 30, 2014, the net tangible book value of our shares was $ 9,065 or approximately $.001 per share, based upon 10,000,000 shares outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $8,000, the net tangible book value of the 18,000,000 shares to be outstanding will be $ 17,065, or approximately $0.001 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $0.0001 per share without any additional investment on their part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.001 per Share) of $0.0001 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.0009 per share, reflecting an immediate reduction in the $0.001 price per share they paid for their shares.

After 100% completion of the Offering, our sole officer and director, Bernard Sjauta will own 56% of the total number of share then outstanding, for which he made an initial contribution of $10,000.
The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to November 30, 2014:

Percentage of Primary Offering	40%	70%	100%

Proceeds to the Company	$3,200	$5,600	$8,000
Number of Shares	3,200,000	5,600,000	8,000,000

Price Paid by Founder	$0.001	$0.001	$0.001

Public Offering Price per Share	$0.001	$0.001	$0.001
Net Tangible Book Value Prior to this Offering	$0.001	$0.001	$0.001
InIncrease in Net Tangible Book Value per share attributable to cash payments from purchasers of the shares offered	$0.0001	$0.0001	$0.0001
VValue per share attributable to cash payments from purchasers of the shares offered	$0.0011	$0.0011	$0.0011
IIiImmediate Dilution per share to New Investors	$0.0001	$0.0001	$0.0001

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering if all 8,000,000 shares are sold:

	Total Price Per Share	Number of shares Held	Percent of Ownership	Consideration Paid
Founder	$0.001	10,000,000	55%	$10,000

Investors in this Offering	$0.001	8,000,000	45%	$8,000

DETERMINATION OF OFFERING PRICE

Primary Offering

The price of the 8,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $0.001 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.001 per share. There is no assurance that our shares may ever be traded on the OTC MARKETS (“OTCQB”)  or any other exchange.

In determining the initial public offering price of the shares we considered several factors including the following:

• our start up status;
• our new business structure and operations as well as lack of client base;
• prevailing market conditions, including the history and prospects for our industry;
• our future prospects and the experience of our management;
• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Bernard Sjauta, our officer. Mr. Sjauta will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a direct offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within three business days), without interest or deduction.

We may retain licensed broker/dealers to assist us in selling our shares, if we elect to do so, we will file a post effective amendment to this Registration Statement to identify the broker/dealers.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 4921 Birch Street, Suite 110, Irvine, California 92660.  Payment of the purchase price must be made by check payable to the order of Global Holding International.  The check is to be delivered directly to Global Holding International at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer and director are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our Registration Statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.  We intend to sell our shares in the United States of America.

Mr. Sjauta does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the Primary Offering. This Primary Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

We are offering for sale a minimum of 2,000,000 and a maximum of 8,000,000 shares of common stock at a price of $0.001 per share. We will not be able to spend any of the proceeds unless the minimum number of shares is sold and the Offering expires. We intend to hold all funds collected in a standard bank account until the total amount of $8,000 has been received and the Offering is closed or the minimum shares are sold and the Offering expires. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum numbers of shares are not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction within three business days.

We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the Risk Factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION OF PRIMARY OFFERING

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency’s (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker/dealer reluctance to undertake the above-described regulatory burdens.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months. We have not generated any revenue and have only begun to develop our business plan, website and sales literature.

GENERAL OVERVIEW

Nature of Business

Global Holding International was formed in the state of Nevada on March 28, 2014, to establish sales of the Company’s one product, a handheld water pitcher filtration system called Hydra Pour that filters water

Global Holding International is a marketing and sales company that intends to provide one (1) product to consumers.  A handheld water pitcher filter system called Hydra Pour.  Moreover, it pertains specifically to a water treatment apparatus that will transform common tap water into filtered drinking water.
It is well understood that untreated water can contain a wide variety of contaminants that can cause illness if consumed. These contaminants include various microorganisms (e.g., parasites, bacteria, pathogens, etc.), Most of the water individuals consume is treated to remove harmful levels of these and other contaminants. Accordingly, many people use personal water filtration systems to further treat drinking water.
The Hydra Pour provides in a handheld pitcher a multi-stage water treatment apparatus for the filtration, of water.
The Hydra Pour contains a multi-stage water treatment apparatus which  (1) provides an inexpensive apparatus that is suitable for primary usage in the home, (2) provides multiple levels of treatment.
On March 29, 2014 Global acquired the exclusive rights to market and sell Velara Inc. handheld water pitcher filter system for 15 years worldwide. The contract allows Global to purchase finished handheld water pitcher filter systems from Velara that are then sold under the brand name Hydra Pour.  Velara has never sold their handheld water filtration pitcher system to any end users, distributors or sales agents. Velara Inc. does not manufacture the water filter system itself; instead it has it produced by an unaffiliated third party Magafresh Water Filter Limited which is located in Hong Kong.

In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”).

Since our inception on March 28, 2014 through November 30, 2014, we have incurred cumulative losses of $1,335

Product Function

Global is presently marketing one product:  a handheld water pitcher   filtration  system called Hydra Pour.   Global  is a development stage company with a limited history of development stage operations. The Company plans to market the Hydra Pour through a combination of direct sales, referrals, networking within the industry and its website, when completed. To date the Company has not generated any sales.

Global intends to provide an internet site by the end of  March  2015 where customers can purchase the product, Hydra Pour, a handheld water pitcher filter system, and view videos and information about the product. We need further funding to develop our website. Our website address is: www.Globalholdinginternational.com.

To commence active business operations, we will need to engage in a number of planning stage and preliminary activities. We will commence activities including developing the website for our one product, Hydra Pour, a handheld water pitcher filter system; preparing marketing materials; and direct mail. We will undertake and work to finish these activities upon completion of this Registration Statement.

We have completed some of the activities, developed the marketing program and created the initial marketing material. The Company will need to raise additional funds of $75,000 for the operating plan and $10,000 to complete the registration.  This will be done in the form of equity security sales, debt instruments and private financing, to complete the marketing program. From March 2014 through the present we have spent a substantial amount of time in developing the marketing program, marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the retail price of our one product, Hydra Pour, a handheld water pitcher and filtration system, along with the relative cost to have the product manufactured by Velara and packaged and shipped by outside vendors we then estimated the administrative expense to arrive at the selling price of approximately $149 for each unit.  If these projected prices are insufficient to cover our costs of goods sold it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping (cost of product form Velara) and marketing costs have been established for our product, no definitive orders have been placed for the Company’s one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Sjauta. Furthermore, Global has not yet sold, ordered or paid for any Hydra Pour units. In addition, the Company has not achieved any revenue in connection with its business to date.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $75,000 are as follows:

(1)
We will first attempt to obtain a bank loan for the $75,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days. As of the date of filing we have not approached a bank at this time.

(2)
In the event we are not able to obtain a bank loan for $75,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)
We will utilize a two prong approach using direct sales model conducted by Mr. Sjauta. He will market the product locally in the Orange County, California area to home owners. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Sjauta in the past several months. Global will market its one product Hydra Pour, a handheld water pitcher filter system, for sale to the general public in the Orange County, California area. We also intend to utilize the second prong of our marketing plan of offering our one product, Hydra Pour, a handheld water pitcher filter system through our website: www.Globalholdingincl.com which is currently under development/construction.

(4)
Our plan of operation is, once we raise the necessary $75,000, to: (1) complete the marketing material, and print folders, flyers and DVD’s; (2) Begin marketing and selling the product in Southern California area to home owners; (3) Subsequently, once an order is placed and paid for the company will order the product from the supplier, Velara, located in  Newport Beach, California (which takes approximately thirty to forty five (30 to 45) days, to ship/mail the finished product to the end user. The Company will not order any product until the retail customer orders the product and pays for the product first.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next 12 months, and we will need to obtain additional financing to operate our business for the next twelve months. Our “burn rate” is approximately $4,500 per month. Most of our expenses are anticipated to be:

•	$28,500 toward marketing materials which include filers, brochures, and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements.
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,500 for software and hardware to develop an internet site.
•	$16,000 for program administration and working capital.

In addition to the $75,000 needed for the operating plan the Company will need approximately $10,000 for completing this registration.

Results of Operations

March 28, 2014 (inception) to November 30, 2014

During the period we incorporated the Company, hired an attorney, and an independent auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have also reserved the domain name http://www.globalholdinginc.com and begun the development of our website. Our net loss since inception is as a result of incurring expenses of $1,335 for incorporation fees and expenses as they relate to the filing of this Registration Statement.

At inception, we sold 10,000,000 shares of common stock to our sole officer and director, Mr. Bernard Sjauta, for $10,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The Offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

March 28, 2014
(inception) to
November 30, 2014

Revenue	$0

Expenses:
General and Administrative	1,335
Net operating loss	1,335

Net Loss	$1,335

Revenue

For the period from March 28, 2014 (inception) to November 30, 2014, we generated no revenues. There were no revenues from the inception at March 28, 2014  to November 30, 2014 because the Company has not yet commenced operations.

Operating Expenses

Total operating expenses for the period on March 28, 2014 (inception) to November 30, 2014 was $1,335. The costs consisted of $935 of incorporation fees office rent of $100 and $300 for legal fees.

Lack of Revenues

We have limited operational history. We have not generated any revenues from our inception on March 28, 2014 to November 30, 2014. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from March 28, 2014(inception) to November 30, 2014 we incurred a net loss of $1,335.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at sometime in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Market (“OTCQB”). We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Market (“OTCQB”.

The following table summarizes total assets, accumulated (deficit), stockholder’s equity (deficit) and working capital (deficit) at November 30, 2014.

November 30, 2014
Total Assets	$9,900

Accumulated (Deficit)	$1,335

Stockholder’s Equity	$9,900

Working Capital	$8,665

As of the date of this Prospectus, we have yet to generate any revenues from our business operations.

As of November 30, 2014, our total assets were cash of  $8,800 and prepaid rent of $1,100.  Our total liabilities were $1,235 consisting solely of organizational expense.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next 12 months (beginning November 1, 2014) will be approximately $75,000 for the operating plan and $10,000 to complete the registration.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $75,000 for the operating plan or the $10,000 to complete the registrations as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of November 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at February 17, 2012. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from March 28, 2014(inception) to November 30, 2014.

Revenue Recognition
Once sales commence, revenue recognition will occur at the time of sale of merchandise to Global’s customers, in compliance with FASB ASC 605, “Revenue Recognition”. Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts and the Company’s internet store, net of sales taxes collected and net of estimated customer returns. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will allow customers to return merchandise under most circumstances. The reserve for returns will be included in accrued liabilities in the Company’s balance sheet. The reserve is estimated based on the Company’s historical experience of returns made by customers. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from  March 28, 2014(inception) to November 30, 2014.

Website Development Costs
The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1) Initial stage (planning), whereby the related costs are expensed.

2) Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3) Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 became effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 became effective for the Company on April 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

Expected Purchase or Sale of Significant Equipment
We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of November 30, 2014, we had 10,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Global Holding International,  also referred to as “Global” and the “Company”, was founded in the State of Nevada on March 28, 2014.  Global Holding International is a marketing and sales company that intends to provide one (1) product to consumers.  A handheld water pitcher filtration system called Hydra Pour.  Moreover, it pertains specifically to a water treatment apparatus that will transform common tap water into filtered drinking water.

It is well understood that untreated water can contain a wide variety of contaminants that can cause illness if consumed. These contaminants include various microorganisms (e.g., parasites, bacteria, pathogens, etc.), Most of the water individuals consume is treated to remove harmful levels of these and other contaminants. Accordingly, many people use personal water filtration systems to further treat drinking water.
The Hydra Pour provides in a handheld pitcher a multi-stage water treatment apparatus for the filtration of water.
The Hydra Pour contains a multi-stage water treatment  apparatus which  (1) provides an inexpensive apparatus that is suitable for primary usage in the home, (2) provides multiple levels of filtration.
On March 29, 2014 Global acquired the exclusive rights to market and sell Velara’s (Velara Inc.) handheld water pitcher   filtration system for 15 years worldwide. The contract allows Global to purchase finished handheld water pitcher   filtration systems from Velara that are then sold under the brand name Hydra Pour.  Global,s contract allows it to order the finished product from Velara on a monthly bases.  Global is required to pay for the product when ordered.  After payment is received Velara will then package and ship the finished product (Hydra Pour) to the end user. Velara has never sold their handheld water pitcher filter system to any end users, distributors or sales agents.

Velara’s technology platform is based on a multi-stage water treatment and enrichment apparatus US 20120091070 A1.  The patent abstract states  the apparatus   (1) provides an apparatus that is suitable for primary usage in the home, (2) provides multiple levels of treatment including filtration
The company plans on selling the Hydra Pour to the customers, at a price of approximately $149. Since our inception on March 28, 2014 we have incurred cumulative losses of $1,335 to November 30, 2014.

Global has not commenced its major operations of selling and then ordering the Hydra Pour unit from Velara Inc., The Company has not distributed any product to date to  anyone. The Company plans to start marketing Hydra Pour in the Southern California area. The Company will not order its Hydra Pour unit from Velara Inc. until the company has sold the product to an end user. Global is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit and loss statement and has not yet sold any product the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $75,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $75,000 needed for the operating plan the company will need approximately $10,000  for completing this registration. Mr. Sjauta has agreed to fund the Company through an oral agreement until such time as the Company raises $75,000 for the operating plan and $10,000  for registration expenses.  Mr. Sjauta, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Sjauta to fund the Company until such time as the Company raises $75,000 for the operating plan and $18,000 for registration expenses Mr. Sjauta has not agreed to fund any specific amount to the Company.

Since our inception on March 28, 2014 through November 30, 2014, we have incurred cumulative losses of $1,335.

Global is considered a development stage company because it has not commenced its operations. In addition, the Company has not recognized any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The Company’s executive offices are located at 4921 Birch Street Suite 110, Newport Beach California 92661. The Company’s telephone number is :  (949) 988-0968 . The Company’s internet site is: http://www.globalholdinginc.com.

ORGANIZATION WITHIN LAST FIVE YEARS

Global, Inc. was founded in the State of Nevada on March 28, 2014. The Company is presently marketing one product, “Hydra Pour”, a handheld water pitcher filter system. Moreover, it pertains specifically to a water treatment apparatus that will filter common tap water into filtered  drinking water. The Company plans to market Hydra Pour through a combination of direct sales, referrals, networking within the industry, website sales.    To date the Company has not generated any sales.

 When Global receives a purchase order from a customer for a Hydra Pour unit, Global  will place an order with Velara to have the Hydra Pour  unit , packaged and delivered to the end user . To date, Velara has not produced any “Hydra Pour” units.
At this time, the Company is marketing its one product Hydra Pour a hand held water filter system to home owners in the Southern, California area. Global believes that people understand that untreated water can contain a wide variety of contaminants that can cause illness if consumed. These contaminants include various microorganisms (e.g., parasites, bacteria, pathogens, etc.), Most of the water individuals consume is treated to remove harmful levels of these and other contaminants. Accordingly, many people use personal water filtration systems to further treat drinking water. The Hydra Pour provides in a handheld pitcher a multi-stage water filter system apparatus for the filtration, of water.
To date Velara Inc.  has not produced any Hydra Pour units fro Global.  Velara Inc. has produced text samples and proto types of the Hydra Pour to Global in November  of 2014.  The proto types were expectable to Global.  On November 1, 2014 Global Holding International entered into a formal contract with Velara Inc. to manufacture and supply and ship the Hydra Pour unit..

 At this time we only have one employee, Bernard Sjauta.

Over the next twelve months, Global, plans to build out its reputation and network in the handheld water filter industry, thereby attracting new customers. Currently the Company doesn’t employ any employees, however, as the Company grows, we plan to employ additional employees, as required.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000 for the operating plan and $10,000 to complete this registration. Presently we do not have any existing sources or plans for financing.

If the $75,000 is raised the twelve month operating plan shall be as follows (Furthermore, once the $75,000 of capital is raised, the Company will not commence operations until it has set up and established its presence on the internet for marketing and selling its product.).

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
The implementation of our direct sales model through Mr. Sjauta through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $28,500 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•
Software and hardware to develop an internet site will cost the Company at least $15,500. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $16,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, telephones and management expenses such as those from industry consultants in the handheld water pitcher filter system business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due. To date the company has not hired any water filter system consultants.

The company’s twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000. In addition to the $75,000 need for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Sjauta has agreed to fund the Company, through an oral agreement until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses. Mr. Sjauta, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Sjauta to fund the Company until such time as the Company raises $75,000 for the operating plan and $10,000 for registration expenses Mr. Sjauta has not agreed to fund any specific amount to the Company.

Once the Company raises the necessary $75,000 and the necessary marketing material are printed, we will begin marketing and selling Hydra Pour, the Company’s one product. If we are not able to obtain the full amount required to finance our operations, we will reduce the amount we have allocated for our marketing materials accordingly.

BUSINESS FACILITIES

Global Holding International is located at 4921 Birch Street Ste 110, Newport Beach, California 92660. The Company’s telephone number is:  (949) 988-0968.

SPECIAL FEATURES OF THE COMPANY

Global will market one product, Hydra Pour a handheld water  enrichment and filtration system to home owners in the Southern  California area. Global expects to generate its corporate revenue from the sale of Hydra Pour a handheld water filter system. Global believes that its Hydra Pour unit is an inexpensive personal water filtration system that filters water. Accordingly, there is a need for a personal water apparatus that filters water.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation with home owners in the handheld water filtration system industry, thereby attracting new clients and building out its network of operations. Initially, the Company aims to form long term working relationships with a number of home owners in the Southern California, area.

DESCRIPTION OF PRODUCTS

Bernard Sjauta, CEO and Director of Global, developed an idea over the last year of what he believes will be a successful marketing program for Global’s hand held water pitcher filter system (Hydra Pour) for home owners..

The chemistry and technology of the Hydra Pour was developed by Bernard Sajauta in 2010.

The technology for the multi-stage water filter system was developed and commercialized in 2010 by Bernard Sjauta and Grace Hung under us patent US 20120091070 A1.

In 2010 the technology for the multi-stage water treatment and enrichment method and apparatus was and further developed by Velara Inc..  In  2014 Velara Inc. began selling a standalone counter application called Velaqua water filter.

The following provides brief overviews of the many different aspects relating to the products and services offered by Velara Inc..

Velara Inc. was founded by  Grace Hung in 2009 when the company received use of the patented  muti-stage water treatment and enrichment method and apparatus (US 20120091070 A1).

How the Multi-Stage Water Treatment and Enrichment Method and Apparatus  Works

CLAIM OF BENEFIT TO RELATED APPLICATIONS as stated in US 20120091070 A1
This application claims the benefit of U.S. Provisional Application 61/393,924 entitled “Water Treatment Apparatus & Method of Use Thereof”, filed Oct. 17, 2010.
TECHNICAL FIELD
The present invention relates generally to the field of water treatment. Moreover, it pertains specifically to a water treatment and enrichment apparatus that will transform common tap water into healthy mineralized magnetized purified drinking water.
BACKGROUND

The following information is taken directly from Patent publication US 20120091070 A1.
“It is well understood that untreated water can contain a wide variety of contaminants that can cause illness if consumed. These contaminants include various microorganisms (e.g., parasites, bacteria, pathogens, etc.), disinfection byproducts (e.g., bromate, chlorite, etc.), disinfectants (e.g., chlorine, chloramines, etc.), inorganic chemicals (e.g., arsenic, cadmium, lead, mercury, etc.), organic chemicals (e.g., tetrachloroethylene, trichloroethylene, etc.), and radionuclides (e.g., alpha and beta particles). A more complete listing of common drinking water contaminants is provided at the United States Environmental Protection Agency website.”
“Most of the water we consume is treated to remove harmful levels of these and other contaminants. Treated drinking water is readily obtainable from various sources including tap water, tap water that is further treated at the home with personal water filtration systems, and commercially treated drinking water. Tap water is usually treated at municipal water departments. Nevertheless, tap water has been shown to contain small levels of contaminants that are a result of the treatment of the water, the delivery of the water through pipes, and contaminant regrowth. For instance, chlorine is a highly efficient disinfectant that is used to treat tap water and kill harmful bacteria that are contained in the untreated water or pipes that carry the water. However, remnants of chlorine in the tap water can be harmful to humans when consumed in sufficiently high quantities or consumed over a long period of time. Additionally, the chlorine can react with materials in the pipes that carry the water to form other harmful contaminants such as trihalomethanes.”
“Accordingly, many people use personal water filtration systems to further treat tap water. Personal water filtration systems treat water in one of two ways: filtration and purification. Purification often involves passing water through activated carbon particles or ion exchange resins. These techniques have been shown to effectively remove 93-99% of contaminants from water. Personal water filtration systems include (1) inexpensive water filters such as Brita® filtration pitchers and faucet filtration and (2) more expensive personal water filtration systems such as Culligan® drinking water systems.”
“Some consumers prefer commercially treated water instead of tap water or water that has been treated with personal water filtration systems, because of the belief that commercially treated water is more pure. Furthermore, some consumers prefer commercially treated water, because the water is enriched with minerals and other elements. Some minerals have been proven to be beneficial to one's health, whereas some other minerals are only believed to be beneficial to one's health. Minerals can also be used to alter the taste of water. To distinguish commercially treated water from the treated water that is obtained from the above described personal water filtration systems, commercially treated water is often marketed as “mineral water” or “enriched water” to highlight the presence of the minerals within the water.”
“One of the downsides to commercially treated water is that the water is brought to market using plastic bottles. Not only do these bottles produce excessive waste, these bottles can over time reintroduce harmful contaminants into the treated water. Specifically, many of these bottles are created from petroleum based plastics. These plastics contain Bisphenol A or BPA which is an organic compound with estrogenic properties. When exposed to heat, the BPA from the plastic can begin to seep into the water thereby contaminating the water with this harmful compound.”
“Currently, there is no effective and inexpensive personal water filtration system that filters, purifies, and enriches water. Accordingly, there is a need for a personal water treatment and enrichment apparatus that filters, purifies, and enriches water. There is a need to allow for different and combinable forms of enrichment including mineral enrichment, magnetization, alkalinity balancing, and water softness balancing.”

SUMMARY OF THE INVENTION
“Some embodiments provide a new and useful multi-stage water treatment and enrichment method and apparatus for the filtration, purification, mineralization, magnetization, and preservation of water, which is simpler in construction, more universally usable, and more versatile in operation than other personal water filtration systems. The apparatus generally comprises an upper water reservoir, a lower water reservoir, a treatment and enrichment cartridge, a water dispensing tap valve, and a preservation cartridge.”
“The upper water reservoir acts as a receptacle for receiving untreated water, tap water, well water, rain water, reclaimed water, reuse water or other types of potable water. The upper water reservoir has an opening near the center of its bottom face that allows the water to pass from the upper water reservoir to the treatment and enrichment cartridge.”
“In some embodiments, the cartridge is comprised of a porous pass through ceramic filter and a set of chambers containing different particles for purifying and enriching water. The pores of the ceramic filter are of a specified size to trap contaminants exceeding the specified size of the pores without blocking the passage of water through the pores. In some embodiments, the ceramic filter is detachable from the remainder of the cartridge so that the pores of the ceramic filter can be cleaned at periodic intervals to maintain proper water flow through the filter. The ceramic filter can be washed or scrubbed to remove the contaminants trapped along the outer surface of the ceramic filter. Each time the ceramic filter is cleaned, a layer of ceramic is removed, and a new clean layer of ceramic is exposed.”
“Filtered water passes through the ceramic filter to the treatment and enrichment cartridge. The treatment and enrichment cartridge is composed of various separated chambers. Each chamber of the cartridge performs one of water purification and water enrichment. More specifically, each chamber can perform a different type of purification or enrichment including different types of mineralization. In some embodiments, a first cartridge chamber performs water purification. The first chamber contains particles of activated carbon or particles of silver impregnated granulated activated carbon. As water passes through the first chamber and comes into contact with the particles therein, the contaminants within the water are absorbed thereby purifying the water. A seep-through membrane separates the particles in the first chamber from the particles in a second chamber of the cartridge.”
“In some embodiments, the second chamber and subsequent chambers of the cartridge perform water enrichment including different types of mineralization. To do so, the second chamber contains particles of a single mineral or particles of a blend of minerals. As water comes into contact with the particles, a trace amount of the mineral becomes infused with the water. The longer the water is in contact with the mineral particles, the greater the amount of mineralization. The duration in which the water remains in the chamber is controlled by increasing or decreasing the size of the chamber to hold more or less mineral particles or by altering the seep-through membrane in a manner that increases or decreases the throughput of water through the chamber. Additional mineralization chambers may be included below the second chamber with each mineralization chamber separated by a seep-through membrane that keeps the mineral particles apart. Each such chamber can include different mineral particles to provide different combinations of water enrichment with different minerals and different quantities of mineralization.”
“To accommodate different user preferences, cartridges may be produced with chambers that contain different mineral particles or quantities of mineral particles. The different combinations and quantities can be used to alter the mineral content of the water, the taste of the water, the softness of the water, and the alkalinity of the water. In some embodiments, the cartridge chambers are configurable and include an outer threaded top and a complimentary inner threaded bottom so that the top of one chamber can screw into the bottom of another chamber thereby allowing the consumer to mix and match chambers with different mineral particles in order to control the enrichment process according to personal preferences.”
“After the water passes through the cartridge, the treated and enriched water is deposited into the lower reservoir. A preservation cartridge within the lower reservoir maintains the treated and enriched water by preventing growth of secondary organisms. In some embodiments, the preservation cartridge contains minerals, such as zeolites, that are toxic to algae and bacteria. In addition to the minerals that aid in the preservation of the water, the preservation cartridge may also contain other minerals that further contribute to the mineralization of the water as the water is stored in the lower reservoir. This can ensure that the water retains a certain percentage of mineral content, a certain pH, a certain softness, etc. where some of these properties may otherwise dissolve or lose concentration as the water sits in the lower water reservoir for long periods of time.”
“Water may be dispensed from the lower reservoir using the water dispensing tap valve. The dispensed water is the filtered, purified, and mineralized water. In some embodiments, the dispensed water is also magnetized using a magnet that is encased and located along the water dispensing tap valve.”
“Some embodiments enhance the water treatment and enrichment apparatus with optional water heating and cooling chambers, manual or automatic refill by means of a water inlet shut off valve, a filter replacement timer, a pH level indicator, and an electrical power line plug-in chord of the type common for use in residential or commercial household electrical systems.”

Manufacturing:
Velara Inc. will have the water pitcher filter system manufactured for the Global Holding International by an unaffiliated third party Megafresh Water Filter Limited.   Megafresh Water Filter Limited, is located at Mega Trade Centre, No. 1 Mei Wan, Tsuen Wan, New Territory, Hong Kong.
Global Holding International will only sell the Hydra Pour. The contract allows Global Holding International to purchase finished Hydra Pour units from Velara that are then sold under the Hydra Pour brand name.  Global Holding International has an exclusive contract to sell Hydra Pour.  Velara Inc. will not sell the Hydra Pour Unit.

Packaging:
Velara Inc. will package each Hydra Pour unit and ship it to the end customer.  Once an order is placed it takes Velara Inc. approximately thirty to forty five (30 to 45) days, to package, ship/mail the finished product to the Global Holding International’s customer.  Velara Inc. can provide all packaging needs in connection with the Hydra Pour unit. Global Holding International has not packaged any product for the Company at this time. Global Holding International has a formal agreement with Velara Inc. to package its one product Hydra Pour.

Initial Sales Strategy:
We have established a two -prong sales approach; our first prong utilizes direct sales through Bernard Sjauta. Our direct sales is being conducted by Bernard Sjauta, he is currently attempting to market the product locally in the Southern , California area to home owners. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Bernard Sjauta  in the past several months. The second prong of our sales approach will be through the internet when funds become available to complete our website.

We intend to derive income from these sales and our goal is establish brand recognition.

Subsequent Sales Strategy
Global Holding International will commence marketing of its one product, “Hydra Pour”, a  handheld water pitcher filter system called Hydra Pour for sale to the general public..  Moreover, it pertains specifically to a water treatment apparatus that will filter common tap water for drinking .

Global has a contract with Velara Inc. (Velara) The contract allows Global to purchase finished handheld water filtration pitcher systems from Velara that are then sold under the brand name Hydra Pour.  Velara has never sold their handheld water pitcher filter system to any end users, distributors or sales agents. On March 29, 2014 Global acquired the exclusive rights to market and sell Velara’s handheld water filtration pitcher  system for 15 years worldwide.  Global will be marketing for sale one product the handheld water enrichment and filtration pitcher system to be called “Hydra Pour”.

The Company is presently developing its marketing program to sell its one product, “Hydra Pour”, an hand held water pitcher filter system to the general public through our direct sales program, and through our website: http://www.globalholdinginternational.com which is currently under development/construction. The Company has not sold the product to anyone at this time. Global Holding International is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

In order to bring the Company’s product to market, the Company will need to seek additional capital of approximately $75,000 for the operating plan and $10,000 to complete this registration. Of the entire $75,000 of additional capital we will seek, only $28,500 initially will be used by the Company for marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to have its product manufactured, package and shipped to the end user.  As of November 30, 2014, the Company’s working capital consists of $9,900  which is not sufficient to fund the sale of its one product, “Hydra Pour”, an handheld water pitcher filter system through Bernard Sjauta.

FEATURES OF THE PRODUCT

The Company believes that there is a role for companies that can provide quality products at affordable pricing.

Our form of product may involve assisting a home owner in the following:

•	Delivery of one product to a home owner without having to store the product;

•	The ability of the Company to speak directly to Home Owners about the product.

The Company does not intend to market any other products.

THE WATER PITCHER FILTER INDUSTRY

Competition:
There are numerous companies and individuals who are engaged in the water pitcher filter system business, and such business is intensely competitive. We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients (home owners) than if we were organized as a traditional retail store.

The Company believes that by offering a quality product through Velara Inc. technology will bring customers to Global Holding International. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide water pitcher filter systems. We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to pricing as well as the timing and market acceptance of our water pitcher filter system (Hydra Pour). We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online water pitcher filter system businesses are focusing more closely on internet based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the tag and cover market to acquire and accumulate customer accounts and additional shelf space at stores. We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these water pitcher filter system companies such as the following:

Brita Gmbh
Brita Gmbh is headquartered in Taunusstein (near Wiesbaden), Germany. Corporate structure Owner-managed family company Limited liability company (GmbH) under German law, with the corporate divisions of BRITA Home (product solutions for private domestic use), BRITA Professional (product solutions for commercial use) and BRITA Ionox (drinking water dispensers for use in public establishments and offices). Number of employees world wide 1,010.  Production plants in Germany, United Kingdom and Switzerland.
Products for private households
•                  Water filter jugs
•                  BRITA "On Line" under-the-sink water filters for BRITA-optimised water straight from the kitchen sink
•                  "On Tap" filters fixed directly to the water tap
•                  Accessories: glass carafes and water bottles

According to the Brits Group’s published sustainability report dated 2012
Sales turnover - worldwide (in € millions)
2001: 133.7
2002: 162.1
2003: 171.7
2004: 183.1
2005: 190.9
2006: 218.4
2007: 254.7
2008: 275.0
2009: 282.8
2010: 302.7
 2011: 320.7
Culligan
Culligan is an international water treatment products company headquartered in Rosemont, Illinois. Culligan specializes in water softeners, water filtration systems and bottled water for residential and office applications.
The company currently has over 600 dealers in the United States and Canada and sells its products in more than 90 countries. Its main competitors are a division of Veolia STI: Aquadem, and BWT in Europe.
Culligan was acquired by United States Filter in 1998; US Filter was acquired by Vivendi in 1999. Vivendi spun off its water business in 2000, and the resulting company, Veolia Environnement, sold Culligan to Clayton, Dubilier & Rice in 2003. In 2004, Entrepreneur Magazine named Culligan the number one franchise in its industry. Centerbridge Partners acquired Culligan in 2012.

CURRENT BUSINESS FOCUS

The Company’s business focus is to provide a quality handheld water enrichment and filtration  that provides filtered water to home owners in the  Southern California area along with, at a reasonable price, to the largest percentage of the target market population as possible. The Company believes that the ability to deliver a consistent product is the main factor in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are some of the advantages of competitors over us: (i) presently the Company does not have an established regular customer base and (ii) many of its competitors (Brita and Culligan) have at this time significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide handheld water pitcher filter systems to the public.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are: (i) it has experienced management. Our sole Director and executive officer Mr. Sjauta has over  24 years of experience in the marketing, sales and business operations. The Company believes that the knowledge, relationships, reputation of Mr. Sjauta management will help it to build and maintain its client base and (ii) through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Bernard Sjauta is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of GLOBAL HOLDING INTERNATIONAL. The Company plans to employ individuals on an as needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

PLAN OF OPERATION

THIS SECTION OF THE PROSPECTUS INCLUDES A NUMBER OF FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: BELIEVE, EXPECT, ESTIMATE, ANTICIPATE, INTEND, PROJECT AND SIMILAR EXPRESSIONS, OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. YOU SHOULD NOT PLACE UNDUE CERTAINTY ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. THESE FORWARD-LOOKING STATES ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR OUT PREDICTIONS.

RESULTS OF OPERATIONS

March 28, 2014 (inception) to November 30, 2014
Global Holding International was formed in the state of Nevada on March 28, 2014, to establish sales of the Company’s one product, a handheld water filtration pitcher system called Hydra Pour that filters water.

Global has a contract with Velara Inc. (Velara) The contract allows Global to purchase finished handheld water filtration pitcher systems from Velara that are then sold under the brand name Hydra Pour.  Velara has never sold their handheld water pitcher filter system to any end users, distributors or sales agents. On March 29, 2014 Global acquired the exclusive rights to market and sell Velara’s handheld water filtration pitcher system for 15 years worldwide.   Global will be  marketing for sale one product the handheld water pitcher filter system to be called “Hydra Pour”.

The Company has not distributed the product to anyone. The Company plans to start marketing Hydra Pour in the Southern  California area. The Company will not have its Hydra Pour product manufactured until the company has sold the product to an end user. Global is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Since our inception on March 28, 2014 through November 30, 2014, we have incurred cumulative losses of $1,335.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director Bernard Sjauta is the "Promoter” within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of November 18, 2014.

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Bernard Sjauta	47	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	March 29, 2014

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our sole Director and Executive Officer:

Bernard Sjauta, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Bernard Sjauta, aged 47, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. He was appointed on March 29, 2014 and is responsible for overseeing all aspects of the Company.

2006 – Present	President of Zen Water Systems, LLC, a Southern California company that markets and distributes several products including a standalone counter water filtration system.
2006 – 2013	President of LifePharm, Inc. a company involved in developing and distribution of natural health supplement products. LifePharm manufactured all its products in the United States for retail distribution in South East Asian. During its peak LifePharm had over 100 brands in over 1500 points of sale throughout six Asian countries.
2001 – 2006	Serves as CEO of Liquid Air, Inc. , an atmospheric water generator manufacturing and distribution company. Instrumental in bringing the company from start-up stage to mass production and international marketing mainly in United States, Asia and Africa.
EDUCATION

1990	University of Southern California, Los Angeles, California with a degree in Business Administration with emphasis in Marketing and Management
1984	Singapore American School, Singapore
High School Degree (U.S. Curriculum)
1983	United World College S.E.A. Singapore
Completed GCE O’ Level examinations from University of London (British Curriculum)

After graduating Mr. Sjauta returned to run his family’s South East Asian Business group, which consisted of 15 subsidiaries with over 1,500 employees, primarily in the field of real estate development, construction, import and export, manufacturing and land reclamation services.  In 2006 Mr. Sjauta served as president of a U.S. based natural health supplement company.  In 2006 Mr. Sjauta also founded   Zen Water Systems, LLC, a water purification company, Bernard lives in Southern Orange County with his family.

 AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Bernard Sjauta. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

REMUNERATION OF DIRECTORS AND OFFICERS

Global Holding International has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the Company is able to raise $75,000 for the operating plan and $10,000 to complete this registration statement.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on March 28, 2014 through the period ending November 30, 2014.

Summary compensation table

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Bernard Sjauta, CEO	2014 (1)	$0	$0	$0	$0	$0	$0	$0	$0

(1) For the period March 28, 2014 (inception) to November 30, 2014.

On March 29, 2014, the Company issued 10,000,000 founder’s shares to Bernard Sjauta at the par value of $0.001 in exchange for proceeds of $10,000.

Mr. Sjauta has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind.

Employment Agreement

To date, Global Holding International has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mr. Sjauta.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of November 18, 2014 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of November 18, 2014, 10,000,000 shares of common stock were issued and outstanding.

	Number of Shares	Percentage of Outstanding Shares
Name and Address (1)	Beneficially Owned	Prior to Offering	After Offering
			Max 8,000,00	Min 2,00,000
Bernard Sjauta	10,000,000	100%	55.5%	83%

Officers and Directors as a group (1 person)	10,000,000	100%	55.5%	83%

(1)	The address of the sole officer and sole director is 4921 Birch Street Suite 110, Newport Beach, California 92660

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the “Security Ownership of Certain Beneficial Owners and Management" section above; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

1.  Global Holding International has a one year lease agreement for office space with Velara Inc. The sole officer and director of Velara Inc. is Grace Hung who is the wife of Bernard Sjauta.
2.  Global Holding International has a contract to purchase one product a hand held water pitcher filter system from Velara Inc. The sole officer and director of Velara Inc. is Grace Hung who is the wife of Bernard Sjauta.
3.  Abacus Properties is the holder of the patent technology of the water pitcher system. Abacus Properties is a California corporation owned and controlled by Bernard Sjauta and Grace Hung.  Bernard Sjauta is the President of the company and owns 50% of the outstanding shares of Abacus Properties.  Grace Hung is the wife of Bernard Sjauta and is the Secretary of Abacus Properties and owns 50% of the outstanding shares of Abacus Properties.  Abacus Properties has given Velara Inc. the right to use the patent technology for 20 years.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile (727) 290-3961.

SHARES ELIGIBLE FOR FUTURE SALE

PRIMARY OFFERING

Upon completion of Primary Offering, we will have outstanding Eighteen Million (18,000,000) shares of common Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 774,099,998 shares of capital stock, of which 73,999,999 shares are common stock, $0.001 par value per share, and 99,999 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Ten Million (10,000,000) shares of common stock for $10,000. As of November 18, 2014, there are Ten Million (10,000,000) shares issued and outstanding at a value of $0.001 per share.

Common Stock

We are authorized to issue 73,999,999 shares of common stock, $0.001 par value per share. Currently we have 10,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 99,999 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

GLOBAL HOLDING INTERNATIONAL
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Holding International
(A Development Stage Company)

We have audited the accompanying balance sheet of Global Holding International  (A Development Stage Company) as of November 30, 2014, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on March 28, 2014, through November 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Holding International  (A Development Stage Company) as of November 30, 2014, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on March 28, 2014, through November 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $1,335, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

http://www.mkacpas.com
Houston, Texas
December 18, 2014

GLOBAL HOLDING INTERNATIONAL.
(a development stage company)
BALANCE SHEET
November 30, 2014

ASSETS
Current assets:
Cash	$8,800
Prepaid Rent Expense	1,100

Total assets	$9,900

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,235

Total liabilities	1,235

Stockholders' equity:
Preferred stock, $0.001 par value; 99,999 shares authorized, 0 shares issued	0
Common stock, $0.001 par value; 73,999,999 shares authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid in capital	0
Deficit accumulated during development stage	(1,335)
Total stockholders' equity	8,665

Total liabilities and stockholders' equity	$9,900

The accompanying notes are an integral part of these financial statements

GLOBAL HOLDING INTERNATIONAL
(a development stage company)
STATEMENT OF OPERATIONS
For the Period from March 28, 2014 (date of inception) through November 30, 2014

OPERATING EXPENSES:
Selling, general and administrative expenses	$1,335
Total operating expenses	1,335

Loss from operations	(1,335)

OTHER EXPENSE

Net loss before provision of income tax	(1,335)
Income taxes	0

Net loss	$(1,335)

Net income (loss) per common share, basic	$(.001)

Weighted average number of common shares outstanding, basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements

GLOBAL HOLDING INTERNATIONAL
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from March 28, 2014 (date of inception) through November 30, 2014

	COMMON STOCK		ADDITONAL PAID IN CAPITAL	ACCUMULATED DEFICIT	TOTAL STOCK HOLDER EQUITY
	SHARES	AMOUNT
March 28, 2014 (inception)	0	$0	0	$0	$0
Founder shares for cash	10,000,000	10,000			10,000
Loss			0	1,335	1,335
Balance November 30, 2014	10,000,000	$10,000	0	$(1,335)	$8,665

The accompanying notes are an integral part of these financial statements

GLOBAL HOLDING INTERNATIONAL
(a development stage company)
STATEMENT OF CASH FLOWS
For the Period from March 28, 2014 (date of inception) through November 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(1,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses
Net cash used in operating activities		(1,335)

CASH FLOWS FROM INVESTING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock
Payment for note receivable- officer
Proceeds from issuance of promissory note
Proceeds from issuance of promissory note - shareholder
Net cash provided by financing activities

Net increase in cash
Cash, beginning of period		10,000

Cash, end of period		$8,800

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION		0

Interest paid		$0
Income taxes paid		$0

Non cash investing and financing activities:		0
	$

The accompanying notes are an integral part of these financial statements

GLOBAL HOLDING INTERNATIONAL
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2014

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Global Holding International (“the Company”, “Global”) was incorporated in the state of Nevada on March 28, 2014 (“Inception”). The Company was formed to develop, to market and sell a handheld water filtration system. The Company will market the product named Hydra Pour on the internet and through traditional sales methods.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of November 30.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at February 17, 2012. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from March 28, 2014(inception) to March 31, 2012.

Revenue Recognition
Once sales commence, revenue recognition will occur at the time of sale of merchandise to Global’s customers, in compliance with FASB ASC 605, “Revenue Recognition”. Sales are expected to include the sale of merchandise through direct sales generated by cold calling marketing efforts and the Company’s internet store, net of sales taxes collected and net of estimated customer returns. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will allow customers to return merchandise under most circumstances. The reserve for returns will be included in accrued liabilities in the Company’s balance sheet. The reserve is estimated based on the Company’s historical experience of returns made by customers. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

GLOBALHOLDING INTERNATIONAL
(A Development Stage Company)
Notes to Financial Statements

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. There were no advertising or promotional expenses during the period from March 28, 2014(inception) to November 30, 2014.

Website Development Costs
The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1) Initial stage (planning), whereby the related costs are expensed.

2) Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3) Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 became effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

GLOBALHOLDING INTERNATIONAL
(A Development Stage Company)
Notes to Financial Statements

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04), which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 became effective for the Company on April 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of  $1,335 as of November 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On March 29, 2014, the Company sold 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000 from the Company’s founder and CEO, of which $10,000 was received in November 20, 2014.

1.  Global Holding International has a one year lease agreement for office space with Velara Inc. The sole officer and director of Velara Inc. is Grace Hung who is the wife of Bernard Sjauta.
2.  Global Holding International has a contract to purchase one product a hand held water pitcher filter system from Velara Inc. The sole officer and director of Velara Inc. is Grace Hung who is the wife of Bernard Sjauta.
3.  Abacus Properties is the holder of the patent technology of the water pitcher system. Abacus Properties is a California corporation owned and controlled by Bernard Sjauta and Grace Hung.  Bernard Sjauta is the President of the company and owns 50% of the outstanding shares of Abacus Properties.  Grace Hung is the wife of Bernard Sjauta and is the Secretary of Abacus Properties and owns 50% of the outstanding shares of Abacus Properties.  Abacus Properties has given Velara Inc. the right to use the patent technology for 20 years.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at February 17, 2012. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company doesn’t have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

GLOBALHOLDING INTERNATIONAL
(A Development Stage Company)
Notes to Financial Statements

Note 5 – Stockholder’s Equity

On March 28, 2014, the founder of the Company established 73,999,999 authorized shares of $0.001 par value common stock. Additionally, the Company’s founder established 99,999 authorized shares of $0.001 par value preferred stock.

Common Stock
On March 29, 2014, the Company sold 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000 from the Company’s founder and CEO, of which $10,000 was received in November 20, 2014.

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended November 30, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At November 30, 2014, the Company had approximately $1,335 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

GLOBALHOLDING INTERNATIONAL
(A Development Stage Company)
Notes to Financial Statements

The components of the Company’s deferred tax asset are as follows:

November 30,
2014
Deferred tax assets:
Net operating loss carry forwards	$1,335

Net deferred tax assets before valuation allowance	$1,335
Less: Valuation allowance	(467)
Net deferred tax assets	$8,665

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at November 30, 2014, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

November 30,
2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

GLOBALHOLDING INTERNATIONAL
(A Development Stage Company)
Notes to Financial Statements

Note 7 – Subsequent Events

None.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses*	$6,300
Legal Fees and Expenses*	2,500
Transfer Agent Expenses*	1,200
Total	$10,000
* Estimated amount

2.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

3.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On March 29, 2014, the Company issued 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000, of which $10,000 was received in November 20, 2014.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Ten Million (10,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Bernard Sjauta, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations.

4.  EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Stock Certificate (to be filed by amendment)
5.1	Legal Opinion of Dennis Brovarone: legality of the shares being registered,
10.1	Supply Agreement with Velara dated November 1, 2014.
23.1	Consent of M&K CPAS, PLLC,
23.2	Consent of Dennis Brovarone (included in Exhibit 5.1)

5.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregrate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Newport Beach, California, on this 23rd, day of December 2014.

GLOBALHOLDING INTERNATIONAL

By: /s/ Bernard Sjauta
Bernard Sjauta
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard Sjauta	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2014
Chief Financial Officer (Principal Financial and Accounting Officer)